UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 4, 2012

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Anchor Bancorp (“Company”) and its wholly-owned financial institution subsidiary, Anchor Bank (“Bank”), are pleased to announce that the Order to Cease and Desist (“Order”) that the Bank entered into with the Washington Department of Financial Institutions (“DFI”) and the Federal Deposit Insurance Corporation (“FDIC”) on August 12, 2009 was terminated effective September 5, 2012.  On September 4, 2012, the Bank entered into a Supervisory Directive (“Directive”) with the DFI as a result of the Bank’s May 7, 2012 Report of Examination (“Report”).  The Directive, which is significantly less restrictive than the Order, requires the Bank to:

•
Provide written notice to the DFI’s Director of Banks and the Regional Director of the FDIC of any proposed addition or replacement of any individual on the Board of Directors, or the employment any individual, or change in the responsibilities of any individual, to act as a senior executive officer;

•
Increase its capital and maintain Tier 1 capital in such an amount as to equal or exceed 10.0% of the Bank’s adjusted Part 325 total assets, with such amount to be in addition to a fully funded allowance for loan and lease losses and to be maintained during the life of the Directive;

•
Not pay any dividends or any other form of payment or distribution representing a reduction of capital during the life of the Directive without prior written approval of the DFI’s Director of Banks and the Regional Director of the FDIC;

•
Revise, adopt and implement within 90 days of the effective date of the Directive a written three-year strategic plan to improve and sustain the Bank’s profitability, improve its risk profile, and satisfactorily maintain capital;

•
Take all necessary steps upon the effective date of the Directive to ensure that appropriate corrective actions are taken to reduce the level of adversely classified and criticized assets reflected in the Report, including the preparation and submission of a plan to the DFI and FDIC within 60 days of the effective date of the Directive;

•	Implement an allowance for loan and lease losses policy and methodology as recommended in the Report within 90 days of the effective date of the Directive;

•	Complete a cost study in compliance with ASC 310-20 within 120 days of the effective date of the Directive;

•	Monitor compliance with investment limits and report results to the Bank’s Board of Directors effective with the date of the Directive; and

•	Provide written progress reports to the Director of Banks and the Regional Director of the FDIC within 30 days after the end of each quarter.

The provisions of the Directive will replace the Order and will remain in effect until lifted by the DFI.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

    The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1	Press release of Anchor Bancorp dated September 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: September 7, 2012	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer